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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Executive Compensation Plan of A.H. Belo Corporation of our report dated January 26, 1995, except for Note 13, as to which the date is February 1, 1995, with respect to the consolidated financial statements of A.H. Belo Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                   Ernst & Young LLP



Dallas, Texas
July 26, 1995